Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Charlotte’s Web Holdings, Inc. Amended 2018 Long-Term Incentive Plan of our report dated March 23, 2023, with respect to the consolidated financial statements of Charlotte’s Web Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
May 18, 2023